Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT REPORTS FISCAL 2017 FIRST-QUARTER FINANCIAL RESULTS

—Net Sales Increased 52% to Approximately $162 Million;

Company Revises Guidance for Fiscal 2017—

Philadelphia, PA — November 3, 2016 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2017 first quarter ended September 30, 2016.  The company completed the acquisition of Kremers Urban Pharmaceuticals Inc. (KU) on November 25, 2015; accordingly, fiscal 2017 first-quarter financial results include the operations of KU.

“We are pleased to report in our fiscal 2017 first quarter a topline increase of 52 percent, which was largely due to the addition of KU’s operations,” said Arthur Bedrosian, chief executive officer of Lannett.  “Net sales were approximately $162 million compared with $106 million in the same period last year.  Our first quarter performance includes strong sales on certain products, offset by the effect of competitive pressure on a number of our other products.  In addition, contract manufacturing revenues were lower than anticipated due to timing of product shipments.

“Looking ahead, we recently announced positive results of a Phase III clinical trial of our proprietary product, as well as successful FDA inspections of three of our facilities and FDA approval of our Buprenorphine and Naloxone sublingual tablets product.  These milestones, in conjunction with our ongoing progress to reduce costs and integrate KU, are important steps toward achieving our near-term goals and executing our long-term strategy.”

Commenting on the company’s revised guidance for fiscal 2017, Bedrosian added, “We have a deep product pipeline, including a significant number of ANDAs currently pending at the FDA, which has the potential to add considerable upside to our updated forecasts.  We expect the remaining quarters of the current fiscal year to be stronger than our first quarter performance, and our adjusted full-year profitability to be higher than last year.”

For the fiscal 2017 first quarter, net sales increased 52% to $161.6 million from $106.4 million for the first quarter of fiscal 2016.  Gross profit was $81.9 million compared with $77.4 million.  Gross profit as a percentage of net sales was 51% compared with 73% in last year’s first quarter, primarily due to the inclusion of KU’s lower-margin business, as well as amortization of acquired intangible assets and other purchase accounting related expenses.  Research and development (R&D) expenses increased to $12.4 million from $6.5 million for the fiscal 2016 first quarter.  Selling, general and administrative (SG&A) expenses were $21.3 million compared with $15.5 million.  Acquisition and integration-related expenses were $1.4 million compared with $3.9 million in the prior-year first quarter.  In the first quarter of fiscal 2017, the company recorded restructuring expenses of $2.1 million related to a cost reduction plan implemented in February 2016.  Also in the first quarter of fiscal 2017, the company recorded an impairment charge of $65.1 million related to the intangible asset value attributable to Methylphenidate Hydrochloride Extended-Release tablets.  Operating loss was $20.3 million versus operating income of $51.4 million.  Income tax benefit was $12.9 million compared to income tax expense of $17.1 million in the prior-year first quarter.  Interest expense was $23.0 million compared with $60 thousand for the first quarter of fiscal 2016.  Net loss attributable to Lannett was $29.4 million, or $0.80 per share, compared to net income attributable to Lannett of $33.2 million, or $0.89 per diluted share, for the fiscal 2016 first quarter.

For the fiscal 2017 first quarter reported on a Non-GAAP basis, adjusted net sales increased to $161.6 million from $106.4 million for the first quarter of fiscal 2016.  Adjusted gross profit was $94.0 million, or 58% of adjusted net sales, compared with $77.8 million, or 73% of adjusted net sales, for the fiscal 2016 first quarter.  Adjusted R&D expenses increased to $12.4 million from $6.5 million.  Adjusted SG&A expenses were $20.9 million compared with $13.9 million.  Adjusted operating income increased to $60.7 million from $57.3 million for the prior-year first quarter.  Adjusted net income attributable to Lannett was $29.0 million, or $0.77 per diluted share, compared with $37.1 million, or $0.99 per diluted share, for the fiscal 2016 first quarter.

Guidance for Fiscal 2017

The company has revised its GAAP guidance to reflect, among other things, the non-cash impairment charge of approximately $65 million.  On an adjusted basis, the company expects profitability to modestly improve.  Based on its current outlook, the company revised financial guidance for the 2017 fiscal year as follows:

	GAAP	Adjusted
Net sales	$675 million to $685 million; down from $690 million to $700 million	$675 million to $685 million; down from $690 million to $700 million
Gross margin %	51.5% to 52.5%, up from 50% to 51%	57.5% to 58.5%; up from 55% to 56%
R&D expense	$49 million to $51 million; unchanged	$49 million to $51 million; unchanged
SG&A expense	$72 million to $74 million, up from $68 million to $70 million;	$70 million to $72 million; up from $67 million to $69 million
Acquisition related, integration and restructuring expense	$10 million to $11 million; unchanged	$0; unchanged
Impairment charge	$65 million	$0
Interest expense	$90 million to $91 million; down from $93 million to $94 million	$71 million to $72 million; unchanged
Effective tax rate	Approximately 34%; unchanged	Approximately 34%, unchanged
Capital expenditures	$55 million to $65 million; unchanged	$55 million to $65 million; unchanged

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the fiscal 2017 first quarter ended September 30, 2016.  The conference call will be available to interested parties by dialing 888-771-4371 from the U.S. or Canada, or 847-585-4405 from international locations, passcode 43660920.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted net income attributable to the Company, and its components, as well as Adjusted earnings per diluted share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.  Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Adjusted net income and Adjusted earnings per diluted share exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) acquisition and integration-related expenses, (3) impairment charge, (4) non-cash interest expense, as well as (5) certain other items considered unusual or non-recurring in nature.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, realizing the expected benefits of optimizing operations, enhancing efficiencies, significantly reducing costs, expanding the pipeline, receiving approval and successfully commercializing the company’s proprietary product, commercializing product approvals including Buprenorphine and Naloxone sublingual tablets, and achieving the financial metrics stated in the company’s guidance for fiscal 2017, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	September 30, 2016	June 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$241,680	$224,769
Investment securities	11,381	14,094
Accounts receivable, net	190,526	211,722
Inventories	127,751	114,904
Prepaid income taxes	22,933	—
Deferred tax assets	44,001	40,892
Other current assets	7,681	6,434
Total current assets	645,953	612,815
Property, plant and equipment, net	221,343	216,638
Intangible assets, net	501,167	575,503
Goodwill	339,566	333,611
Deferred tax assets	11,879	11,556
Other assets	14,148	13,895
TOTAL ASSETS	$1,734,056	$1,764,018

LIABILITIES
Current liabilities:
Accounts payable	$43,987	$34,720
Accrued expenses	8,289	9,247
Accrued payroll and payroll-related expenses	8,947	10,572
Rebates payable	20,103	21,894
Royalties payable	4,158	5,127
Restructuring liability	4,767	4,130
Settlement liability	9,000	7,000
Income taxes payable	—	743
Acquisition-related contingent consideration	35,000	35,000
Short-term borrowings and current portion of long-term debt	178,238	178,236
Total current liabilities	312,489	306,669
Long-term debt, net	875,450	883,612
Settlement liability	10,860	12,526
Other liabilities	7,534	6,754
TOTAL LIABILITIES	1,206,333	1,209,561
Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 37,406,625 and 37,150,165 shares issued; 36,801,759 and 36,604,202 shares outstanding at September 30, 2016 and June 30, 2016, respectively)	37	37
Additional paid-in capital	287,756	283,301
Retained earnings	248,947	278,355
Accumulated other comprehensive loss	(298)	(295)
Treasury stock (604,866 and 545,963 shares at September 30, 2016 and June 30, 2016, respectively)	(9,147)	(7,349)
Total Lannett Company, Inc. stockholders’ equity	527,295	554,049
Noncontrolling interest	428	408
Total stockholders’ equity	527,723	554,457
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,734,056	$1,764,018

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended
	September 30,
	2016	2015

Net sales	$161,559	$106,433
Cost of sales	70,820	28,819
Amortization of intangibles	8,887	187
Gross profit	81,852	77,427
Operating expenses:
Research and development expenses	12,371	6,528
Selling, general and administrative expenses	21,260	15,536
Acquisition and integration-related expenses	1,391	3,942
Restructuring expenses	2,052	—
Intangible asset impairment charge	65,084	—
Total operating expenses	102,158	26,006
Operating income (loss)	(20,306)	51,421
Other income (loss):
Investment income (loss)	1,027	(1,110)
Interest expense	(22,994)	(60)
Other	3	—
Total other income (loss)	(21,964)	(1,170)
Income (loss) before income tax	(42,270)	50,251
Income tax expense (benefit)	(12,882)	17,055
Net income (loss)	(29,388)	33,196
Less: Net income attributable to noncontrolling interest	20	15
Net income (loss) attributable to Lannett Company, Inc.	$(29,408)	$33,181

Earnings (loss) per common share attributable to Lannett Company, Inc.
Basic	$(0.80)	$0.91
Diluted	$(0.80)	$0.89

Weighted average common shares outstanding:
Basic	36,699,267	36,310,653
Diluted	36,699,267	37,414,724

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION

(In thousands, except share and per share data)

	Three months ended				Three months ended
	September 30,				September 30,
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	2016	2016		2016	2015	2015		2015

Net sales	$161,559	$—		$161,559	$106,433	$—		$106,433
Cost of sales	70,820	(3,274	)(a)	67,546	28,819	(140	)(a)	28,679
Amortization of intangibles	8,887	(8,887	)(b)	—	187	(187	)(b)	—
Gross profit	81,852	12,161		94,013	77,427	327		77,754
Operating expenses:
Research and development expenses	12,371	—		12,371	6,528	—		6,528
Selling, general, and administrative expenses	21,260	(365	)(c)	20,895	15,536	(1,652	)(d)	13,884
Acquisition and integration-related expenses	1,391	(1,391	)(e)	—	3,942	(3,942	)(e)	—
Restructuring expenses	2,052	(2,052	)(f)	—	—	—		—
Intangible asset impairment charge	65,084	(65,084	)(g)	—	—	—		—
Total operating expenses	102,158	(68,892)		33,266	26,006	(5,594)		20,412
Operating income (loss)	(20,306)	81,053		60,747	51,421	5,921		57,342
Other income (loss)	(21,964)	4,870	(h)	(17,094)	(1,170)	—		(1,170)
Income (loss) before income tax	(42,270)	85,923		43,653	50,251	5,921		56,172
Income tax expense (benefit)	(12,882)	27,524	(i)	14,642	17,055	2,034	(i)	19,089
Net income (loss)	(29,388)	58,399		29,011	33,196	3,887		37,083
Less: Net income attributable to noncontrolling interest	20	—		20	15	—		15
Net income (loss) attributable to Lannett Company, Inc.	$(29,408)	$58,399		$28,991	$33,181	$3,887		$37,068

Earnings (loss) per common share attributable to Lannett Company, Inc.
Basic	$(0.80)			$0.79	$0.91			$1.02
Diluted	$(0.80)			$0.77	$0.89			$0.99

Weighted average common shares outstanding:
Basic	36,699,267			36,699,267	36,310,653			36,310,653
Diluted	36,699,267			37,585,994	37,414,724			37,414,724

(a) To exclude amortization of a fair value step-up in inventory and depreciation of a fair value step-up in property, plant and equipment related to the acquisitions of Kremers Urban Pharmaceuticals, Inc. and Silarx Pharmaceuticals, Inc.

(b) To exclude amortization of purchased intangible assets primarily related to the acquisitions of Kremers Urban Pharmaceuticals, Inc. and Silarx Pharmaceuticals, Inc.

(c) To exclude amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(d) To exclude separation payments associated with the retirement of an executive officer

(e) To exclude acquisition and integration-related expenses primarily related to the acquisition of Kremers Urban Pharmaceuticals Inc.

(f) To exclude expenses associated with the 2016 Restructuring Plan

(g) To exclude an impairment charge related to a certain intangible asset acquired as part of the Kremers Urban Pharmaceuticals Inc. acquisition

(h) To exclude non-cash interest expense primarily associated with debt issuance costs

(i) The tax effect of the pre-tax adjustments included above at applicable tax rates

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2017 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted

Net sales	$675 - $685	—		$675 - $685
Gross margin percentage	51.5% - 52.5%	6%	(a)	57.5% to 58.5%
R&D expense	$49 - $51	—		$49 - $51
SG&A expense	$72 - $74	($2)	(b)	$70 - $72
Integration and Restructuring expense	$10 - $11	($10 - $11)	(c)	—
Impairment charge	$65	($65)	(d)	—
Interest expense	$90 - $91	($19)	(e)	$71 - $72
Effective tax rate	approx. 34%	—		approx. 34%
Capital expenditures	$55 - $65			$55 - $65

(a) The adjustment primarily reflects amortization of purchased intangible assets and depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(b) The adjustment reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(c) The adjustment reflects expenses related to the 2016 Restructuring Plan as well as integration-related expenses associated with the acquisition of Kremers Urban Pharmaceuticals, Inc.

(d) The adjustment reflects an impairment charge related to an intangible asset acquired as part of the Kremers Urban Pharmaceuticals Inc. acquisition

(e) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

LANNETT COMPANY, INC.

SALES BY MEDICAL INDICATION

	Three months ended
(in thousands)	September 30,
Medical Indication	2016	2015
Antibiotic	$3,780	$2,727
Anti Psychosis	17,320	2,742
Cardiovascular	12,694	8,303
Central Nervous System	10,350	—
Gallstone	12,883	19,972
Gastrointestinal	18,052	76
Glaucoma	5,783	6,822
Migraine	7,160	5,542
Muscle Relaxant	3,532	1,661
Obesity	835	979
Pain Management	6,608	8,133
Respiratory	2,213	—
Thyroid Deficiency	39,838	41,102
Urinary	5,101	215
Other	10,347	8,159
Contract Manufacturing	5,063	—
Net Sales	$161,559	$106,433